Exhibit 99.1

CTG Reports 2019 Third Quarter Results

Operating Income Nearly Doubles on Year-over-Year Revenue Increase of 8%

Revenue Increased 7.7% Year-over-Year and 11.0% Year-to-Date

Solutions Business Increased 13.9% Year-over-Year to 33.9% of Total Revenue

GAAP EPS of $0.06; non-GAAP EPS of $0.10 in the Quarter

GAAP EPS of $0.18; non-GAAP EPS of $0.26 for the First Nine Months

BUFFALO, N.Y., October 22, 2019 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced its financial results for the third quarter ended September 27, 2019.

Third Quarter Financial Summary

•	Total revenue increased 7.7% year-over-year to $97.2 million, including organic growth of 6.0% combined with the contribution from the acquisition of Tech-IT in February 2019

•	Total revenue increased 9.5% year-over-year excluding the negative impact of foreign currency

•	Revenue from Solutions increased 13.9% year-over-year to 33.9% of total revenue, compared with 32.1% of total revenue in the third quarter of 2018

•	Revenue in Europe increased 13.8% (19.0% in local currency) year-over-year and represented 36.4% of total revenue, compared with 34.4% of total revenue in third quarter of 2018

•	Operating income increased 99.2% year-over-year, reflecting a higher contribution from Solutions business and a focus on higher-margin Staffing business

•	GAAP net income was $0.9 million, or $0.06 per diluted share, and included acquisition-related expenses of $0.5 million; non-GAAP net income was $1.4 million, or $0.10 per diluted share

Third Quarter and Recent Business Highlights

•	Continued momentum on Solutions engagements for Application Advantage and EIM Advantage offerings

•	Ramped previously won incremental business and grew supporting head count with E.U. institutions

•	Awarded new higher-margin business by existing IT Staffing client to support prominent, hybrid multi-cloud project

•	Sustained progress toward completing the integration of Tech-IT by year-end

First Nine Months of 2019 Financial Summary

•	Total revenue increased 11.0% year-over-year to $294.9 million, including organic growth of 8.2% combined with the contribution from the acquisition of Tech-IT in February 2019

•	Total revenue increased 13.7% year-over-year excluding the negative impact of foreign currency

•	Revenue from Solutions increased 22.6% year-over-year to 34.6% of total revenue, compared with 31.3% of total revenue during the same period in 2018

•	Revenue in Europe increased 20.3% (28.0% in local currency) year-over-year

•	Operating income increased 57.0% to $4.5 million

•	GAAP net income was $2.5 million, or $0.18 per diluted share, and included acquisition-related expenses of $1.1 million; non-GAAP net income was $3.6 million, or $0.26 per diluted share

CEO Comments on Results

“We delivered another quarter of excellent results, representing the seventh consecutive quarter of year-over-year revenue growth. We continue to successfully execute on our strategic plan as evidenced by our year-to-date organic revenue growth of 8.2%, which has meaningfully outpaced the growth rate of our target end markets. This top-line growth continues to be led by the conversion of a solid pipeline of engagements in our Health Solutions business in the U.S. and throughout Europe, including strong adoption of CTG’s Application Advantage and EIM Advantage offerings across the Enterprise.”

“CTG’s on-going shift to a solutions-centric business is delivering excellent operating profit improvement, increasing 57% year-to-date, or more than five times revenue in the first nine months. Our IT Solutions business continues to serve as a fundamental driver of profitability improvement, as we increasingly benefit from the growing mix of this higher-margin business. Complementing our focus on new solutions business, we have also reemphasized our efforts with certain existing clients to convert select IT Staffing services to managed services engagements. Several of these discussions are still in the early stages, however they collectively represent an opportunity to deliver added value and increased profitability for both CTG and our clients.”

Gydé concluded, “We remain highly confident in our strategy and committed to our ongoing transformation to a more solutions focused, higher-margin business. Moreover, we are continuously working to evolve and expand CTG’s IT Solutions offerings to drive increased value creation for our clients. As we continue to execute on our strategic initiatives and build upon our strong momentum, we expect revenue growth and increasing profitability, providing significant value for CTG shareholders.”

Consolidated Third Quarter Results

Revenue in the third quarter of 2019 was $97.2 million, compared with $100.4 million in the second quarter of 2019, and $90.3 million in the third quarter of 2018. The year-over-year increase in third quarter revenue resulted from a combination of organic growth in both North America and Europe, as well as the contribution from the acquisition of Tech-IT in February 2019. Currency translation had a negative impact of $1.6 million on revenue in the third quarter, compared with a negative $2.4 million impact in the second quarter of 2019 and a negative $0.3 million impact in the third quarter of 2018.

Direct costs in the third quarter of 2019 were $78.5 million, or 80.7% of revenue, compared with $82.1 million, or 81.7% of revenue, in the second quarter of 2019, and $72.9 million, or 80.8% of revenue, in the third quarter of 2018. SG&A expense in the third quarter of 2019 was $17.2 million, which included $0.8 million in acquisition-related costs associated with Soft Company and Tech-IT. This compared with $16.5 million of expenses in the second quarter of 2019, which included $0.5 million in acquisition-related costs. SG&A expense in the third quarter of 2018 was $16.6 million, which included $0.7 million in acquisition-related costs.

Operating income in the third quarter of 2019 was $1.5 million, or 1.6% of revenue, and included the previously referenced acquisition-related costs. Excluding acquisition-related expenses, non-GAAP operating income was $2.3 million, or 2.4% of revenue. Operating income in the second quarter of 2019 was $1.9 million, or 1.8% of revenue, and included acquisition-related costs. Excluding acquisition-related expenses, non-GAAP operating income in the second quarter of 2019 was $2.4 million, or 2.4% of revenue. Operating income in the third quarter of 2018 was $0.8 million, or 0.8% of revenue, and included acquisition-related costs. Excluding acquisition-related expenses, non-GAAP operating income in the third quarter of 2018 was $1.5 million, or 1.6% of revenue. CTG’s operations outside of the U.S. are conducted in local currencies. Accordingly, fluctuations in currency valuation for the countries in which the Company operates generally have minimal impact on operating results; these fluctuations reduced operating income by less than $0.1 million in the third quarter of 2019.

Net income in the third quarter of 2019 was $0.9 million, or $0.06 per diluted share, which included $0.5 million, or $0.04 per diluted share, in acquisition-related expenses. Net income in the second quarter of 2019 was $0.9 million, or $0.07 per diluted share, which included $0.4 million, or $0.02 per diluted share, in acquisition-related expenses. Net income in the third quarter of 2018 was $1.1 million, or $0.08 per diluted share, which included $0.5 million, or $0.04 per diluted share, in acquisition-related expenses, and a $0.8 million, or $0.06 per diluted share, non-taxable gain from life insurance proceeds.

CTG’s effective income tax rate in the third quarter of 2019 was 33.5% compared with 36.6% in the second quarter of 2019. The Company’s effective tax rate in the third quarter of 2018 was 22%, primarily due to a non-taxable life insurance gain.

Balance Sheet

Cash and short-term investments at September 27, 2019 were $10.7 million, and the Company had $8.6 million in long-term debt. Days sales outstanding were 81 in the third quarter of 2019 compared with 82 in the third quarter of 2018.

Guidance and Outlook

Based upon the Company’s year-to-date financial performance and outlook for the remainder of the year, CTG updated its previous guidance range for the full year of 2019 as follows:

	2019 Full Year Guidance
(revenue in millions)	Low	High
Revenue	$390.0	$400.0
GAAP Diluted EPS	$0.23	$0.29
Non-GAAP Diluted EPS	$0.33	$0.39

Non-GAAP diluted EPS guidance excludes acquisition-related expenses, which include due diligence costs, the amortization of acquisition-related intangible assets, and changes in the value of earn-out payments.

CTG Executive Vice President and Chief Financial Officer John M. Laubacker, commented, “We updated our guidance for the full year 2019 to reflect our current outlook for the balance of the year. Consistent with our strategy to prioritize higher-quality revenue opportunities within our IT Staffing business, we recently elected to not renew a portion of lower-margin staffing business with a large client. This decision will have a measured impact on fourth quarter revenue, and we adjusted the high end of our full year revenue guidance accordingly. Additionally, we raised the range of our full year guidance for GAAP and Non-GAAP Diluted EPS, as we expect to realize continued benefits from a combination of a higher mix of Solutions business, more selective engagement on our Staffing business, and focused execution on operational performance across the organization in the fourth quarter.”

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, non-GAAP financial measures are used by management for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

Specifically, the non-GAAP information for the quarterly and year-to-date periods of 2019, as well as the quarterly and year-to-date periods of 2018, as presented exclude certain acquisition-related expenses, primarily consisting of due diligence costs, the amortization of intangible assets, and changes in the value of earn-out payments upon the achievement of certain financial targets from the acquisitions of Soft Company and Tech-IT. Specific to the third quarter and year-to-date periods of 2018, the non-GAAP information as presented also reflects an adjustment related to a gain from non-taxable life insurance. The Company believes these costs and the non-taxable life insurance gain are not indicative of its core operating results.

The reconciliation of GAAP to non-GAAP information for the third quarter ended September 27, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$1.5	1.6%	$0.9	$0.06
Acquisition-related expenses	0.8	0.8%	0.5	0.04

Non-GAAP results	$2.3	2.4%	$1.4	$0.10

The reconciliation of GAAP to non-GAAP information for the three quarters ended September 27, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$4.5	1.5%	$2.5	$0.18
Acquisition-related expenses	1.7	0.6%	1.1	0.08

Non-GAAP results	$6.2	2.1%	$3.6	$0.26

The reconciliation of GAAP to non-GAAP information for the second quarter ended June 28, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$1.9	1.8%	$0.9	$0.07
Acquisition-related expenses	0.5	0.6%	0.4	0.02

Non-GAAP results	$2.4	2.4%	$1.3	$0.09

The reconciliation of GAAP to non-GAAP information for the third quarter ended September 28, 2018 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$0.8	0.8%	$1.1	$0.08
Gain from life insurance proceeds	0.0	0.0%	(0.8)	(0.06)
Acquisition-related expenses	0.7	0.8%	0.5	0.04

Non-GAAP results	$1.5	1.6%	$0.8	$0.06

The reconciliation of GAAP to non-GAAP information for the three quarters ended September 28, 2018 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$2.9	1.1%	$2.4	$0.17
Gain from life insurance proceeds	0.0	0.0%	(0.8)	(0.06)
Acquisition-related expenses	1.6	0.6%	1.3	0.09

Non-GAAP results	$4.5	1.7%	$2.9	$0.20

Conference Call and Webcast

CTG will hold a conference call today at 11:00 a.m. Eastern Time to discuss its financial results and business outlook. To access CTG’s conference call via telephone, dial 1-800-230-1096 and enter the conference ID number, 462176. The conference call will also be available via webcast in the Investors section of CTG’s website at www.ctg.com.

A replay of the call will be available between 1:00 p.m. Eastern Time on October 22, 2019, and 11:59 p.m. Eastern Time on October 25, 2019, by dialing 1-800-475-6701 and entering the conference ID number, 462176. The webcast will be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the conference call.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by more than 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2019 and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate the Tech-IT and Soft Company businesses and retain their clients, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s Form 10-K for the year ended December 31, 2018, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors and Media:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended		For the Three Quarters Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2019	2018	2019	2018
Revenue	$97,204	$90,260	$294,850	$265,640
Direct costs	78,462	72,935	240,056	214,891
Selling, general and administrative expenses	17,218	16,560	50,290	47,880

Operating income	1,524	765	4,504	2,869
Non-taxable life insurance gain	—	807	—	807
Other expense, net	(202)	(177)	(748)	(449)

Income before income taxes	1,322	1,395	3,756	3,227
Provision for income taxes	443	307	1,302	785

Net income	$879	$1,088	$2,454	$2,442

Net income per share:
Basic	$0.07	$0.08	$0.18	$0.17

Diluted	$0.06	$0.08	$0.18	$0.17

Weighted average shares outstanding:
Basic	13,470	13,461	13,429	13,963
Diluted	14,045	14,073	13,916	14,603

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	Sept. 27,	December 31,	Sept. 28,
	2019	2018	2018
Current Assets:
Cash and cash equivalents	$10,693	$12,431	$10,487
Accounts receivable, net	86,868	81,313	81,599
Other current assets	4,465	2,274	5,102

Total current assets	102,026	96,018	97,188
Property and equipment, net	5,533	5,656	5,763
Operating lease right-of-use assets	14,303	—	—
Cash surrender value	3,354	3,476	4,067
Acquired intangibles, net	8,601	5,936	6,228
Goodwill, net	17,196	11,664	12,268
Other assets	1,350	1,371	5,096

Total Assets	$152,363	$124,121	$130,610

Current Liabilities:
Accounts payable	$10,958	$12,387	$9,476
Accrued compensation	30,809	21,434	26,075
Current portion of operating lease liabilities	5,406	—	—
Other current liabilities	9,320	10,342	9,413

Total current liabilities	56,493	44,163	44,964
Long-term debt	8,603	3,640	3,115
Long-term lease liabilities	9,664	—	—
Other liabilities	11,375	12,090	14,002
Shareholders’ equity	66,228	64,228	68,529

Total Liabilities and Shareholders’ Equity	$152,363	$124,121	$130,610

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Three
	Quarters Ended
	Sept. 27,	Sept. 28,
	2019	2018
Net income	$2,454	$2,442
Depreciation and amortization expense	2,422	1,905
Equity-based compensation expense	1,161	1,694
Other operating items	(1,808)	(6,334)

Net cash provided by (used in) operating activities	4,229	(293)
Net cash used in investing activities	(10,289)	(13,180)
Net cash provided by financing activities	5,003	12,995
Effect of exchange rates on cash and cash equivalents	(681)	(205)

Net decrease in cash and cash equivalents	(1,738)	(683)
Cash and cash equivalents at beginning of period	12,431	11,170

Cash and cash equivalents at end of period	$10,693	$10,487

COMPUTER TASK GROUP, INCORPORATED (CTG)

Other Financial Information

(amounts in thousands except days data)

(Unaudited)

	For the Quarter Ended				For the Three Quarters Ended
	Sept. 27,		Sept. 28,		Sept. 27,		Sept. 28,
	2019		2018		2019		2018
Revenue by Service
IT Solutions	$32,951	33.9%	$28,929	32.1%	$102,076	34.6%	$83,256	31.3%
IT Staffing	64,253	66.1%	61,331	67.9%	192,774	65.4%	182,384	68.7%

Total	$97,204	100.0%	$90,260	100.0%	$294,850	100.0%	$265,640	100.0%

Revenue by Vertical Market
Technology Service Providers	33%		31%		32%		32%
Manufacturing	18%		20%		17%		20%
Healthcare	17%		17%		17%		16%
Financial Services	13%		16%		14%		15%
General Markets	14%		11%		15%		12%
Energy	5%		5%		5%		5%

Total	100%		100%		100%		100%

Revenue by Location
North America	$61,866	64%	$59,211	66%	$183,953	62%	$173,425	65%
Europe	35,338	36%	31,049	34%	110,897	38%	92,215	35%

Total	$97,204	100%	$90,260	100%	$294,850	100%	$265,640	100%

Foreign Currency Impact on Revenue
Europe	$(1,614)		$(312)		$(7,126)		$5,971
Billable Travel Included in Revenue and Direct Costs
Billable Travel	$747		$772		$1,955		$2,529
Billable Days in Period	63		63		190		191
DSO	81		82
Long-term Debt Balance	$8,603		$3,115

-END-

CTG news releases are available on the Web at www.ctg.com.